THIS FINANCIAL MEDIA AGREEMENT is made effective the 20th day of March, 2001.

BETWEEN:

                  Len Braumberger for
                  COMMUNIQUE MEDIA INTERNATIONAL
                  5404 Quail Run
                  Blaine, Washington 98230

                  (hereinafter called "Communique")

                                                               OF THE FIRST PART

AND:
                  FUTURE CARZ, INC.
                  8930 East Raintree Drive, Suite 100
                  Scottsdale, Arizona 85260


                                                              OF THE SECOND PART



WHEREAS:

A. FUTURE CARZ, INC. is engaged in the business of operating automotive leasing operations.

B. By resolution, Len Braumberger was engaged to provide communications consulting services with respect to the corporate affairs of FUTURE CARZ, INC.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto covenants and agree each with the other as follows:

ARTICLE I - Duties and Devotion of Time


1.01  Len   Braumberger   shall   provide   FUTURE  CARZ,   INC.  with  specific
communications and marketing services including:

1) communication support
2) website development and implementation
3) development of a corporate business plan

and shall have the obligation, duties, and power to do all acts and things as are customarily done by persons holding that position of communications consultant for corporations of similar size to FUTURE CARZ, INC. and all acts and duties as are reasonably necessary for the efficient and proper operation and development of FUTURE CARZ, INC. communications support but, without limiting the generality of the foregoing, shall include all matters related directly or indirectly to the general communications of FUTURE CARZ, INC.

ARTICLE II - Remuneration



2.01 Len Braumberger shall provide corporate communications consulting services to FUTURE CARZ, INC. as set out herein in consideration for which FUTURE CARZ, INC. shall pay Len Braumberger a sum of

     100,000 shares of common stock at signing of this contract 25,000 shares of common stock upon completion of the company's business plan

     This amount reflects work to be carried out on behalf of the company over a period of twelve months. The work includes communications and marketing consulting, and the development of a business plan as approved by FUTURE CARZ, INC.'s management, director or agent.

2.03 In conducting its duties under this agreement, Len Braumberger shall report to FUTURE CARZ, INC.' appointed directors or agents.

2.04 FUTURE CARZ, INC. agrees that Len Braumberger may have or acquire financial interests in other companies and properties and agrees that Len Braumberger may devote reasonable time to such other outside companies and affairs so long as these duties do not affect Len Braumberger's ability to perform its duties under this agreement.

ARTICLE III - Term of Engagement

3.01 The effective date of this agreement is described on page one and the agreement shall continue for a period of twelve months from such date and is non-cancelable.

ARTICLE IV - Reimbursement for Expenses

4.01 Len Braumberger shall be reimbursed for all additional out-of-pocket expenses including printing, photography, film or film separations, custom artwork or design as requested by the company, video or audio production materials, couriers, and rush or overtime charges connected with the services listed above on a pre-approved basis.

ARTICLE V - Termination of Agreement

5.01 This agreement is in force upon signing by both parties and is non-cancelable for the term.

ARTICLE VI - Indemnity

6.01 FUTURE CARZ, INC. shall indemnify LEN BRAUMBERGER, Communique Media Services and its directors, officers and agents and hold them harmless from any claims, expenses and damages arising out of this agreement providing all representation and warranties with respect to the company are based on written material provided by the Company and signed off, and approved by an appointed director or agent.

ARTICLE VIII - Entire Agreement

7.01 This Agreement represents the entire agreement between th parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

ARTICLE VIII - Applicable Law

8.01 This agreement shall be construed under and governed by the laws of Washington State.


ARTICLE IX - Enurement

9.01 The provisions of this agreement shall ensure to the benefit of and binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      Signed at Blaine this 1st day of September, 2001.

IN WITNESS WHEREOF the parties hereto executed this agreement as of the day and year first above written.


                                   FUTURE CARZ, INC.

                                   Edward C. Heisler
                                   --------------------
                                   Name

                                   /s/ Edward C. Heisler
                                   ---------------------
                                   Signature

                                   President
                                   ---------
                                   Title


                                   LEN BRAUMBERGER FOR COMMUNIQUE MEDIA SERVICES

                                   Leonard Braumberger
                                   -------------------
                                   Name

                                   /s/ Leonard Braumberger
                                   -----------------------
                                   Signature

                                   President
                                   ---------
                                   Title